Sabre positions for growth post-COVID-19; reports second quarter 2020 results

Business overview:
•Announced business realignment, combining airline and agency-focused businesses to provide a more seamless customer experience and unlock cost efficiencies
•Signed new commercial agreements and key renewals despite impact of COVID-19, including new airlines for SabreSonic reservation system, expanded use of Intelligence Exchange and GDS renewals
•Completed integration of Sabre infrastructure with Google Cloud platform and delivered first phase of Google Flight Search Availability
•Recognized significant technology cost savings related to progress on cloud migration
•Expanded and renewed Radixx business with low-cost carriers
•Saw commercial strength in Hospitality Solutions as hotel transactions lead the travel industry's recovery and remain committed to Accor partnership

Second quarter 2020 summary:
•Second quarter revenue totaled $83 million
•Net loss attributable to common stockholders of $444 million and net loss attributable to common stockholders per share of $1.61
•Adjusted Net Loss from continuing operations per share of $1.30
•All metrics were negatively impacted by COVID-19 pandemic, partially offset by variable cost relief and implementation of cost saving actions

SOUTHLAKE, Texas – August 7, 2020 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended June 30, 2020.

"This remains an extraordinary time of disruption in global travel. As a mission-critical solutions provider to the global travel industry, we responded quickly and effectively to reduce costs and improve liquidity to mitigate the massive challenge the COVID-19 pandemic represents. We took difficult and decisive actions that we believe best position the company on the other side of this crisis," said Sean Menke, President and CEO. "Although we exited the quarter with positive net air bookings in June for the first time since early March and stronger improvement in hotel bookings, the overall travel environment remains severely depressed.

"The COVID-19 pandemic has caused major shifts in the travel ecosystem. We have taken this opportunity to right-size our global organization with a reduction in workforce and accelerate the realignment of our airline and agency-focused businesses to provide a stronger, more seamless experience for our customers.

"We are winning new business and signing key renewals even during this challenging time. Because of the progress we've made on our cloud migration, we have successfully scaled down processing capacity during this time of reduced travel volumes, resulting in significantly lower technology costs. We are accelerating our transition to Google Cloud and have completed the necessary integration work to start migrating workloads in the second half of 2020.

"I'd like to thank my Sabre teammates for making great sacrifices and welcome back colleagues that have been on furlough. I'm proud of what we have accomplished and believe we are positioning the company well for growth post-COVID-19."

Q2 2020 Financial Summary

Sabre consolidated second quarter revenue totaled $83 million, compared to $1 billion in the second quarter of 2019. The decline in revenue was driven by unprecedented reductions in global air, hotel and other travel bookings due to the COVID-19 pandemic.

Operating loss was $384 million, versus operating income of $82 million in the second quarter of 2019. The decline in operating results in the quarter was primarily due to the significant decline in revenue driven by COVID-19, as well as $48 million in restructuring charges related to our cost savings actions. These impacts were partially offset by a decline in Travel Network incentive expenses, reduced headcount-related expenses resulting from implementation of cost saving actions and a decline in technology costs due to lower transaction volumes.

Net loss attributable to common stockholders totaled $444 million, versus net income of $28 million in the second quarter of 2019. Diluted net loss attributable to common stockholders per share totaled $1.61, versus diluted net income attributable to common stockholders per share of $0.10 in the second quarter of 2019. The change in net income attributable to common stockholders was driven by the items impacting operating loss described above and increased interest expense, partially offset by a reduction in taxes.

Adjusted Operating Loss was $307 million, versus $127 million Adjusted Operating Income in the second quarter of 2019. The decline in operating results in the quarter was primarily due to the significant decline in revenue driven by COVID-19, partially offset by a decline in Travel Network incentive expenses, reduced headcount-related expenses resulting from implementation of cost saving actions and a decline in technology costs due to lower transaction volumes.

For the quarter, Sabre reported Adjusted Net Loss from continuing operations per share of $1.30, versus Adjusted Net Income from continuing operations per share of $0.24 in the second quarter of 2019.

With regards to Sabre's second quarter 2020 cash flows (versus prior year):
•Cash used in operating activities totaled $435 million (vs. $106 million provided by)
•Cash used in investing activities totaled $11 million (vs. $38 million)
•Cash provided by financing activities totaled $1,070 million (vs. $129 million used in)
•Capitalized expenditures totaled $11 million (vs. $29 million)

The second quarter presented negative Free Cash Flow of $446 million, versus Free Cash Flow generation of $76 million in the second quarter of 2019.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Total Company:

Revenue	$83,044	$1,000,006	(91.7)	$742,021	$2,049,367	(63.8)
Operating (loss) income	$(384,070)	$81,913	(568.9)	$(535,481)	$192,320	(378.4)
Net (loss) income attributable to common stockholders	$(444,131)	$27,838	(1,695.4)	$(656,811)	$84,688	(875.6)
Diluted net (loss) income attributable to common stockholders per share (EPS)	$(1.61)	$0.10	(1,710.0)	$(2.39)	$0.31	(871.0)
Adjusted Gross Profit*	$(129,000)	$350,438	(136.8)	$38,100	$723,528	(94.7)
Adjusted EBITDA*	$(210,288)	$235,635	(189.2)	$(185,885)	$497,984	(137.3)
Adjusted EBITDA Margin*	NM	23.6%		NM	24.3%
Adjusted Operating (Loss) Income*	$(306,809)	$126,953	(341.7)	$(379,679)	$282,715	(234.3)
Adjusted Net (Loss) Income*	$(358,003)	$67,454	(630.7)	$(437,979)	$161,653	(370.9)
Adjusted EPS*	$(1.30)	$0.24	(641.7)	$(1.59)	$0.58	(374.1)
Cash (used in) provided by operating activities	$(435,467)	$105,661	(512.1)	$(395,036)	$257,661	(253.3)
Cash used in investing activities	$(10,896)	$(38,299)	(71.6)	$(43,746)	$(76,163)	(42.6)
Cash provided by (used in) financing activities	$1,070,047	$(128,661)	NM	$1,308,193	$(292,975)	NM
Capitalized expenditures	$10,896	$29,332	(62.9)	$39,333	$67,196	(41.5)
Free Cash Flow*	$(446,363)	$76,329	(684.8)	$(434,369)	$190,465	(328.1)
Net Debt (total debt, less cash)	$3,510,798	$3,007,906
Net Debt / LTM Adjusted EBITDA*	13.4x	2.9x

Travel Network:

Revenue	$(33,262)	$724,632	(104.6)	$394,441	$1,498,600	(73.7)
Transaction Revenue	$(59,650)	$681,394	(108.8)	$328,097	$1,412,159	(76.8)
Subscriber / Other Revenue	$26,388	$43,238	(39.0)	$66,344	$86,441	(23.2)
Operating (Loss) Income	$(182,832)	$159,384	(214.7)	$(160,174)	$352,023	(145.5)
Adjusted Operating (Loss) Income*	$(183,331)	$159,797	(214.7)	$(161,359)	$352,969	(145.7)
Total Bookings	(7,302)	142,125	(105.1)	78,451	297,062	(73.6)
Air Bookings	(8,923)	124,605	(107.2)	63,900	263,166	(75.7)
Lodging, Ground and Sea Bookings	1,621	17,520	(90.7)	14,551	33,896	(57.1)

Airline Solutions:

Revenue	$89,524	$211,833	(57.7)	$269,409	$424,760	(36.6)
Operating (Loss) Income	$(68,309)	$22,660	(401.5)	$(100,888)	$38,084	(364.9)
Adjusted Operating (Loss) Income*	$(68,309)	$22,660	(401.5)	$(100,888)	$38,084	(364.9)
Passengers Boarded	19,799	180,386	(89.0)	187,174	366,563	(48.9)

Hospitality Solutions:

Revenue	$29,002	$73,876	(60.7)	$88,239	$146,707	(39.9)
Operating Loss	$(19,409)	$(5,746)	237.8	$(35,866)	$(11,463)	212.9
Adjusted Operating Loss*	$(19,409)	$(5,746)	237.8	$(35,866)	$(11,463)	212.9
Central Reservation System Transactions	11,094	28,890	(61.6)	32,113	51,914	(38.1)

*Indicates non-GAAP financial measure; see descriptions and reconciliations below

Travel Network

Second quarter 2020 results (versus prior year):
•Travel Network revenue decreased 105% to ($33 million) due to net negative bookings in the quarter, as cancellations exceeded new bookings.
•The unprecedented disruption in travel driven by the COVID-19 pandemic continued to represent a massive challenge to the GDS industry. Global bookings, net of cancellations, declined 105% in the quarter.
•The end of the second quarter demonstrated modest indications of recovery. Gross air bookings declined 95% year-over-year in April and 91% in May, while net bookings were negative due to cancellations. In June, gross air bookings declined 86% year-over-year, and net bookings were positive for the first time since early March 2020.
•In the quarter:
◦North America bookings declined 102%
◦EMEA bookings declined 107%
◦Latin America bookings declined 108%
◦Asia Pacific bookings declined 111%
•Operating loss totaled $183 million, versus operating income of $159 million in the second quarter of 2019.
•The decline in operating income was driven by the significant reduction in revenue due to COVID-19, partially offset by a decrease in incentive expense, reduced headcount-related expenses resulting from implementation of cost saving actions and a decline in technology costs due to lower transaction volumes.

Airline Solutions

Second quarter 2020 results (versus prior year):
•Airline Solutions revenue decreased 58% to $90 million. Reservations revenue decreased 75%, and commercial and operations revenue decreased 32%. The decline in revenue was primary driven by the impact of COVID-19 on the existing customer base, as well as the demigration of Philippine Airlines and Bangkok Airlines in 2019, partially offset by the acquisition of Radixx.
•Airline passengers boarded declined 89% in the quarter. Excluding Radixx, passengers boarded declined 90%.
•Operating loss totaled $68 million, versus operating income of $23 million in the second quarter of 2019.
•The decline in operating income was driven by the reduction in revenue due to COVID-19, partially offset by reduced headcount-related expenses resulting from implementation of cost saving actions and a decline in technology costs due to lower transaction volumes.

Hospitality Solutions

Second quarter 2020 results (versus prior year):
•Hospitality Solutions revenue decreased 61% to $29 million.
•Central reservation system transactions declined 62% to 11 million.
•Operating loss was $19 million, versus operating loss of $6 million in the second quarter of 2019.
•The increase in operating loss was primarily due to the reduction in CRS transactions driven by COVID-19, partially offset by a decline in transaction-based costs and reduced headcount-related expenses resulting from implementation of cost saving actions.

Business Outlook

"Our thoughts continue to be with those around the world impacted by the COVID-19 pandemic," said Doug Barnett, CFO. "We continue to take the cost actions necessary in this difficult environment, including a recently signed contract extension with DXC that provides significant savings over its multi-year term. We remain committed to our expectation for approximately $275 million in 2020 cost savings and are working aggressively to position ourselves for growth post-COVID-19."

Given the magnitude and the uncertainty related to the COVID-19 pandemic and its economic effects, on March 20, 2020, Sabre withdrew its February 26, 2020 guidance and has not given further guidance at this time.

Conference Call

Sabre will conduct its second quarter 2020 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is the leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfillment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit www.sabre.com.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income from continuing operations ("Adjusted Net (Loss) Income"), Adjusted EBITDA, Adjusted Net (Loss) Income from continuing operations per share ("Adjusted EPS"), Free Cash Flow, and the ratios based on these financial measures.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "expect," "believe," "confident," "position," "guidance," "outlook," estimate," "project," "anticipate," "will," "continue," "commit," "may,” “should,” “would,” “intend," “potential,” "long-term," "growth," "results" or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the severity, extent and duration of the global COVID-19 pandemic and its impact on our business and results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to contain the disease or treat its impact, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' insolvency, suspension of service or aircraft groundings, the effect of cost savings initiatives, the timing, implementation and effects of the technology investment and other strategic initiatives, the completion and effects of travel platforms, travel suppliers' usage of alternative distribution models, exposure to pricing pressure in the Travel Network business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, implementation of software solutions, reliance on third parties to provide information technology services and the effects of these services, the finalization of an agreement to implement a full-service property management system, the execution, implementation and effects of new, amended or renewed agreements, including anticipated savings, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, the financial and business results and effects of acquisitions, the effects of any litigation and regulatory reviews and investigations, including with respect to these acquisitions, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of "Brexit" and uncertainty due to related negotiations, risks arising from global operations, reliance on the value of our brands, failure to comply with regulations, use of third-party distributor partners, the effects of the implementation of new accounting standards, and tax-related matters, including the effect of the Tax Cuts and Jobs Act. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on May 8, 2020, in our Annual Report on Form 10-K filed with the SEC on February 26, 2020 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media
Kristin Hays
kristin.hays@sabre.com
sabrenews@sabre.com

Investors
Kevin Crissey
Kevin.Crissey@sabre.com
sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$83,044	$1,000,006	$742,021	$2,049,367
Cost of revenue	350,551	763,388	962,066	1,550,951
Selling, general and administrative	116,563	154,705	315,436	306,096
Operating (loss) income	(384,070)	81,913	(535,481)	192,320
Other income (expense):
Interest expense, net	(58,581)	(39,608)	(96,023)	(77,621)
Equity method (loss) income	(499)	413	(1,185)	946
Other, net	(6,098)	(2,479)	(53,584)	(4,349)
Total other expense, net	(65,178)	(41,674)	(150,792)	(81,024)
(Loss) Income from continuing operations before income taxes	(449,248)	40,239	(686,273)	111,296
Provision for income taxes	(5,718)	12,145	(32,972)	23,988
(Loss) Income from continuing operations	(443,530)	28,094	(653,301)	87,308
(Loss) income from discontinued operations, net of tax	(672)	1,350	(2,798)	(102)
Net (loss) income	(444,202)	29,444	(656,099)	87,206
Net (loss) income attributable to noncontrolling interests	(71)	1,606	712	2,518
Net (loss) income attributable to common stockholders	$(444,131)	$27,838	$(656,811)	$84,688

Basic net (loss) income per share attributable to common stockholders:
(Loss) income from continuing operations	$(1.61)	$0.10	$(2.38)	$0.31
(Loss) income from discontinued operations	—	—	(0.01)	—
Net (loss) income per common share	$(1.61)	$0.10	$(2.39)	$0.31
Diluted net (loss) income per share attributable to common stockholders:
(Loss) income from continuing operations	$(1.61)	$0.10	$(2.38)	$0.31
(Loss) income from discontinued operations	—	—	(0.01)	—
Net (loss) income per common share	$(1.61)	$0.10	$(2.39)	$0.31
Weighted-average common shares outstanding:
Basic	275,693	274,245	274,865	274,911
Diluted	275,693	275,483	274,865	276,596

Dividends per common share	$—	$0.14	$0.14	$0.28

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$1,306,288	$436,176
Accounts receivable, net of allowance for credit losses of $101,036 and $56,367	291,480	546,533
Prepaid expenses and other current assets	138,691	139,211
Total current assets	1,736,459	1,121,920
Property and equipment, net of accumulated depreciation of $1,938,427 and $1,815,844	540,220	641,722
Equity method investments	23,860	27,494
Goodwill	2,631,900	2,633,251
Acquired customer relationships, net of accumulated amortization of $748,319 and $735,367	299,985	311,015
Other intangible assets, net of accumulated amortization of $694,427 and $674,073	241,486	262,638
Deferred income taxes	27,248	21,812
Other assets, net	628,048	670,105
Total assets	$6,129,206	$5,689,957

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$134,129	$187,187
Accrued compensation and related benefits	110,272	94,368
Accrued subscriber incentives	87,243	316,254
Deferred revenues	105,282	84,661
Other accrued liabilities	249,609	189,548
Current portion of debt	77,876	81,614
Tax Receivable Agreement	—	71,911
Total current liabilities	764,411	1,025,543
Deferred income taxes	78,033	107,402
Other noncurrent liabilities	352,262	347,522
Long-term debt	4,608,478	3,261,821

Stockholders’ equity
Common Stock: $0.01 par value; 1,000,000 authorized shares; 297,131 and 294,319 shares issued, 275,872 and 273,733 shares outstanding at June 30, 2020 and December 31, 2019, respectively	2,971	2,943
Additional paid-in capital	2,411,716	2,317,544
Treasury Stock, at cost, 21,259 and 20,587 shares at June 30, 2020 and December 31, 2019, respectively	(474,105)	(468,618)
Retained deficit	(1,466,428)	(763,482)
Accumulated other comprehensive loss	(157,432)	(149,306)
Non-controlling interest	9,300	8,588
Total stockholders’ equity	326,022	947,669
Total liabilities and stockholders’ equity	$6,129,206	$5,689,957

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Operating Activities
Net (loss) income	$(656,099)	$87,206
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Depreciation and amortization	189,815	208,290
Allowance for credit losses	47,727	13,613
Deferred income taxes	(45,793)	(14,140)
Amortization of upfront incentive consideration	37,289	38,974
Stock-based compensation expense	26,339	33,989
Acquisition termination fee	24,811	—
Amortization of debt discount and debt issuance costs	6,445	1,986
Loss from discontinued operations	2,798	102
Dividends received from equity method investments	1,652	1,164
Equity method loss (income)	1,185	(946)
Other	1,223	(803)
Changes in operating assets and liabilities:
Accounts and other receivables	178,063	(103,861)
Prepaid expenses and other current assets	2,727	(4,000)
Capitalized implementation costs	(5,698)	(15,202)
Upfront incentive consideration	(25,198)	(35,236)
Other assets	20,096	(2,162)
Accrued compensation and related benefits	16,784	(23,675)
Accounts payable and other accrued liabilities	(240,231)	57,428
Deferred revenue including upfront solution fees	21,029	14,934
Cash (used in) provided by operating activities	(395,036)	257,661
Investing Activities
Additions to property and equipment	(39,333)	(67,196)
Other investing activities	(4,413)	(8,967)
Cash used in investing activities	(43,746)	(76,163)
Financing Activities
Proceeds of borrowings from lenders	1,495,000	—
Payments on Tax Receivable Agreement	(71,958)	(101,482)
Cash dividends paid to common stockholders	(38,544)	(76,875)
Payments on borrowings from lenders	(37,905)	(23,655)
Payments of debt issuance costs	(29,473)	—
Net payments on the settlement of equity-based awards	(5,241)	(7,002)
Other financing activities	(3,686)	(6,325)
Repurchase of common stock	—	(77,636)
Cash provided by (used in) financing activities	1,308,193	(292,975)
Cash Flows from Discontinued Operations
Cash used in operating activities	(1,802)	(1,196)
Cash used in discontinued operations	(1,802)	(1,196)
Effect of exchange rate changes on cash and cash equivalents	2,503	256
Increase (decrease) in cash and cash equivalents	870,112	(112,417)
Cash and cash equivalents at beginning of period	436,176	509,265
Cash and cash equivalents at end of period	$1,306,288	$396,848

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of Net (Loss) Income attributable to common stockholders to Adjusted Net (Loss) Income, Adjusted EBITDA and Adjusted Operating (Loss) Income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income attributable to common stockholders	$(444,131)	$27,838	$(656,811)	$84,688
Loss (income) from discontinued operations, net of tax	672	(1,350)	2,798	102
Net (loss) income attributable to non-controlling interests(1)	(71)	1,606	712	2,518
(Loss) income from continuing operations	(443,530)	28,094	(653,301)	87,308
Adjustments:
Acquisition-related amortization(2a)	16,509	16,011	33,310	31,995
Restructuring and other costs(8)	48,001	—	73,282	—
Other, net(4)	6,098	2,479	53,584	4,349
Acquisition-related costs(6)	4,373	8,935	22,200	20,641
Litigation costs, net(5)	115	1,386	1,856	2,824
Stock-based compensation	8,762	18,295	26,339	33,989
Tax impact of adjustments(7)	1,669	(7,746)	4,751	(19,453)
Adjusted Net (Loss) Income from continuing operations	$(358,003)	$67,454	$(437,979)	$161,653
Adjusted Net (Loss) Income from continuing operations per share	$(1.30)	$0.24	$(1.59)	$0.58
Diluted weighted-average common shares outstanding	275,693	275,483	274,865	276,596

Adjusted Net (Loss) Income from continuing operations	$(358,003)	$67,454	$(437,979)	$161,653
Adjustments:
Depreciation and amortization of property and equipment(2b)	68,028	79,209	137,541	154,557
Amortization of capitalized implementation costs(2c)	9,417	9,627	18,964	21,738
Amortization of upfront incentive consideration(3)	19,076	19,846	37,289	38,974
Interest expense, net	58,581	39,608	96,023	77,621
Remaining provision for income taxes	(7,387)	19,891	(37,723)	43,441
Adjusted EBITDA	$(210,288)	$235,635	$(185,885)	$497,984
Less:
Depreciation and amortization(2)	93,954	104,847	189,815	208,290
Amortization of upfront incentive consideration(3)	19,076	19,846	37,289	38,974
Acquisition-related amortization(2a)	(16,509)	(16,011)	(33,310)	(31,995)
Adjusted Operating (Loss) Income	$(306,809)	$126,953	$(379,679)	$282,715

Reconciliation of Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash (used in) provided by operating activities	$(435,467)	$105,661	$(395,036)	$257,661
Cash used in investing activities	(10,896)	(38,299)	(43,746)	(76,163)
Cash provided by (used in) financing activities	1,070,047	(128,661)	1,308,193	(292,975)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash (used in) provided by operating activities	$(435,467)	$105,661	$(395,036)	$257,661
Additions to property and equipment	(10,896)	(29,332)	(39,333)	(67,196)
Free Cash Flow	$(446,363)	$76,329	$(434,369)	$190,465

Reconciliation of Net (Loss) Income to LTM Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	LTM
Net income (loss) attributable to common stockholders	$63,813	$10,091	$(212,680)	$(444,131)	$(582,907)
Loss from discontinued operations, net of tax	596	1,068	2,126	672	4,462
Net income (loss) attributable to non-controlling interests(1)	771	665	783	(71)	2,148
Income (loss) from continuing operations	65,180	11,824	(209,771)	(443,530)	(576,297)
Adjustments:
Acquisition-related amortization(2a)	15,976	16,633	16,801	16,509	65,919
Restructuring and other costs(8)	—	—	25,281	48,001	73,282
Other, net(4)	1,769	3,314	47,486	6,098	58,667
Acquisition-related costs(6)	9,696	10,700	17,827	4,373	42,596
Litigation costs, net(5)	(24,179)	(3,224)	1,741	115	(25,547)
Stock-based compensation	17,094	15,802	17,577	8,762	59,235
Depreciation and amortization of property and equipment(2b)	78,060	77,956	69,513	68,028	293,557
Amortization of capitalized implementation costs(2c)	9,579	8,127	9,547	9,417	36,670
Amortization of upfront incentive consideration(3)	20,851	23,110	18,213	19,076	81,250
Interest expense, net	39,743	39,027	37,442	58,581	174,793
Provision for income taxes	7,795	3,543	(27,254)	(5,718)	(21,634)
Adjusted EBITDA	$241,564	$206,812	$24,403	$(210,288)	$262,491

Net Debt (total debt, less cash)					$3,510,798
Net Debt / LTM Adjusted EBITDA					13.4x

	Three Months Ended
	Sept 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	LTM
Net income attributable to common stockholders	$73,005	$84,400	$56,850	$27,838	$242,093
(Income) loss from discontinued operations, net of tax	(3,664)	1,478	1,452	(1,350)	(2,084)
Net income attributable to non-controlling interests(1)	1,538	1,150	912	1,606	5,206
Income from continuing operations	70,879	87,028	59,214	28,094	245,215
Adjustments:
Acquisition-related amortization(2a)	16,407	16,423	15,984	16,011	64,825
Other, net(4)	1,905	(2,237)	1,870	2,479	4,017
Acquisition-related costs(6)	—	3,266	11,706	8,935	23,907
Litigation costs, net(5)	5,225	1,250	1,438	1,386	9,299
Stock-based compensation	15,245	15,818	15,694	18,295	65,052
Depreciation and amortization of property and equipment(2b)	76,226	77,963	75,348	79,209	308,746
Amortization of capitalized implementation costs(2c)	10,099	11,407	12,111	9,627	43,244
Amortization of upfront incentive consideration(3)	18,207	20,298	19,128	19,846	77,479
Interest expense, net	39,291	40,208	38,013	39,608	157,120
Provision for income taxes	25,021	(3,879)	11,843	12,145	45,130
Adjusted EBITDA	$278,505	$267,545	$262,349	$235,635	$1,044,034

Net Debt (total debt, less cash)					$3,007,906
Net Debt / LTM Adjusted EBITDA					2.9x

Reconciliation of Operating (Loss) Income to Adjusted Gross Profit, Adjusted EBITDA and Adjusted Operating (Loss) Income by business segment:

	Three Months Ended June 30, 2020
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating loss	$(182,832)	$(68,309)	$(19,409)	$(113,520)	$(384,070)
Add back:
Selling, general and administrative	31,613	20,148	8,407	56,395	116,563
Cost of revenue adjustments:
Depreciation and amortization(2)	21,269	37,144	10,234	6,346	74,993
Restructuring and other costs(8)	—	—	—	40,752	40,752
Amortization of upfront incentive consideration(3)	19,076	—	—	—	19,076
Stock-based compensation	—	—	—	3,686	3,686
Adjusted Gross Profit	(110,874)	(11,017)	(768)	(6,341)	(129,000)
Selling, general and administrative	(31,613)	(20,148)	(8,407)	(56,395)	(116,563)
Equity method loss	(499)	—	—	—	(499)
Selling, general and administrative adjustments:
Depreciation and amortization(2)	3,365	2,748	1,124	11,724	18,961
Restructuring and other costs(8)	—	—	—	7,249	7,249
Acquisition-related costs(6)	—	—	—	4,373	4,373
Litigation costs, net(5)	—	—	—	115	115
Stock-based compensation	—	—	—	5,076	5,076
Adjusted EBITDA	$(139,621)	$(28,417)	$(8,051)	$(34,199)	$(210,288)
Less:
Depreciation and amortization(2)	24,634	39,892	11,358	18,070	93,954
Amortization of upfront incentive consideration(3)	19,076	—	—	—	19,076
Acquisition-related amortization(2a)	—	—	—	(16,509)	(16,509)
Adjusted Operating Loss	$(183,331)	$(68,309)	$(19,409)	$(35,760)	$(306,809)

Operating income margin	NM	NM	NM	NM	NM
Adjusted Operating Income Margin	NM	NM	NM	NM	NM

	Three Months Ended June 30, 2019
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$159,384	$22,660	$(5,746)	$(94,385)	$81,913
Add back:
Selling, general and administrative	45,482	22,442	10,171	76,610	154,705
Cost of revenue adjustments:
Depreciation and amortization(2)	27,581	40,699	12,342	5,971	86,593
Amortization of upfront incentive consideration(3)	19,846	—	—	—	19,846
Stock-based compensation	—	—	—	7,381	7,381
Adjusted Gross Profit	252,293	85,801	16,767	(4,423)	350,438
Selling, general and administrative	(45,482)	(22,442)	(10,171)	(76,610)	(154,705)
Equity method income	413	—	—	—	413
Selling, general and administrative adjustments:
Depreciation and amortization(2)	3,140	2,586	1,278	11,250	18,254
Acquisition-related costs(6)	—	—	—	8,935	8,935
Litigation costs, net(5)	—	—	—	1,386	1,386
Stock-based compensation	—	—	—	10,914	10,914
Adjusted EBITDA	$210,364	$65,945	$7,874	$(48,548)	$235,635
Less:
Depreciation and amortization(2)	30,721	43,285	13,620	17,221	104,847
Amortization of upfront incentive consideration(3)	19,846	—	—	—	19,846
Acquisition-related amortization(2a)	—	—	—	(16,011)	(16,011)
Adjusted Operating Income (Loss)	$159,797	$22,660	$(5,746)	$(49,758)	$126,953

Operating income margin	22.0%	10.7%	NM	NM	8.2%
Adjusted Operating Income Margin	22.1%	10.7%	NM	NM	12.7%

	Six Months Ended June 30, 2020
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating loss	$(160,174)	$(100,888)	$(35,866)	$(238,553)	$(535,481)
Add back:
Selling, general and administrative	80,582	66,667	20,092	148,095	315,436
Cost of revenue adjustments:
Depreciation and amortization(2)	43,598	75,231	20,700	12,837	152,366
Restructuring and other costs(8)	—	—	—	57,447	57,447
Amortization of upfront incentive consideration(3)	37,289	—	—	—	37,289
Stock-based compensation	—	—	—	11,043	11,043
Adjusted Gross Profit	1,295	41,010	4,926	(9,131)	38,100
Selling, general and administrative	(80,582)	(66,667)	(20,092)	(148,095)	(315,436)
Equity method loss	(1,185)	—	—	—	(1,185)
Selling, general and administrative adjustments:
Depreciation and amortization(2)	6,303	5,609	2,260	23,277	37,449
Restructuring and other costs(8)	—	—	—	15,835	15,835
Acquisition-related costs(6)	—	—	—	22,200	22,200
Litigation costs, net(5)	—	—	—	1,856	1,856
Stock-based compensation	—	—	—	15,296	15,296
Adjusted EBITDA	(74,169)	(20,048)	(12,906)	(78,762)	(185,885)
Less:
Depreciation and amortization(2)	49,901	80,840	22,960	36,114	189,815
Amortization of upfront incentive consideration(3)	37,289	—	—	—	37,289
Acquisition-related amortization(2a)	—	—	—	(33,310)	(33,310)
Adjusted Operating Loss	$(161,359)	$(100,888)	$(35,866)	$(81,566)	$(379,679)

Operating income margin	NM	NM	NM	NM	NM
Adjusted Operating Income Margin	NM	NM	NM	NM	NM

	Six Months Ended June 30, 2019
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$352,023	$38,084	$(11,463)	$(186,324)	$192,320
Add back:
Selling, general and administrative	88,942	45,119	20,131	151,904	306,096
Cost of revenue adjustments:
Depreciation and amortization(2)	55,034	80,729	23,809	11,941	171,513
Amortization of upfront incentive consideration(3)	38,974	—	—	—	38,974
Stock-based compensation	—	—	—	14,625	14,625
Adjusted Gross Profit	534,973	163,932	32,477	(7,854)	723,528
Selling, general and administrative	(88,942)	(45,119)	(20,131)	(151,904)	(306,096)
Equity method income	946	—	—	—	946
Selling, general and administrative adjustments:
Depreciation and amortization(2)	6,242	5,526	2,533	22,476	36,777
Acquisition-related costs(6)	—	—	—	20,641	20,641
Litigation costs, net(5)	—	—	—	2,824	2,824
Stock-based compensation	—	—	—	19,364	19,364
Adjusted EBITDA	453,219	124,339	14,879	(94,453)	497,984
Less:
Depreciation and amortization(2)	61,276	86,255	26,342	34,417	208,290
Amortization of upfront incentive consideration(3)	38,974	—	—	—	38,974
Acquisition-related amortization(2a)	—	—	—	(31,995)	(31,995)
Adjusted Operating Income (Loss)	$352,969	$38,084	$(11,463)	$(96,875)	$282,715

Operating income margin	23.5%	9.0%	NM	NM	9.4%
Adjusted Operating Income Margin	23.6%	9.0%	NM	NM	13.8%

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income from continuing operations ("Adjusted Net (Loss) Income"), Adjusted EBITDA, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Gross Profit as operating (loss) income adjusted for selling, general and administrative expenses, the cost of revenue portion of depreciation and amortization, restructuring and other costs, amortization of upfront incentive consideration, and stock-based compensation included in cost of revenue.

We define Adjusted Operating (Loss) Income as operating (loss) income adjusted for equity method (loss) income, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, and stock-based compensation.

We define Adjusted Net (Loss) Income as net (loss) income attributable to common stockholders adjusted for loss (income) from discontinued operations, net of tax, net income attributable to noncontrolling interests, acquisition-related amortization, loss on extinguishment of debt, other, net, restructuring and other costs, acquisition-related costs, litigation costs, net, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as Adjusted Net (Loss) Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and the remaining provision for income taxes.

We define Adjusted Net (Loss) Income from continuing operations per share (EPS) as Adjusted Net (Loss) Income divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash (used in) provided by operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. We also believe that Adjusted Gross Profit, Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income, Adjusted EBITDA and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Gross Profit, Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income, Adjusted EBITDA, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Profit and Adjusted EBITDA do not reflect cash requirements for such replacements;

•Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•other companies, including companies in our industry, may calculate Adjusted Gross Profit, Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)Net income attributable to non-controlling interests represents an adjustment to include earnings allocated to non-controlling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, and (iv) Sabre Bulgaria of 40%.

(2)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to ten years. This consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. These service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided up front. These service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)Other, net includes a $46 million charge related to termination payments incurred in the first quarter of 2020 in connection with our proposed acquisition of Farelogix, as well as foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)Litigation costs, net represent charges associated with antitrust litigation and other foreign non-income tax contingency matters.

(6)Acquisition-related costs represent fees and expenses incurred associated with the 2018 agreement to acquire Farelogix.

(7)The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, valuation allowance assessments and other items.

(8)Restructuring and other costs represent charges associated with business restructuring and associated changes, including a strategic realignment of our airline and agency-focused businesses, as well as other measures to support the new organizational structure and to respond to the impacts of the COVID-19 pandemic on our business and cost structure.